Exhibit 10.49

AGREEMENT AND AMENDMENT

        This AGREEMENT AND AMENDMENT (this “Amendment”) is made as of September 24, 2003 by and among On Track Innovations Ltd., an Israeli company (the “Company”), and the other parties listed on Schedule 1 hereto (each a “Lender” and collectively, the “Lenders”).

        WHEREAS, on September 8, 2003, the Company and the Lenders entered into a Note and Warrant Purchase Agreement (the “Purchase Agreement”) relating to the issuance of Convertible Promissory Notes of the Company in the aggregate principal face amount of $999,000 and warrants to purchase Ordinary Shares of the Company, par value NIS 0.1 per share; and

        WHEREAS, the Company and the Lenders have agreed to certain changes to the terms of the Purchase Agreement.

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.     Amendments to the Purchase Agreement.

    (a)        The number “$999,000” appearing in the Whereas clause on the first page of the Purchase Agreement is hereby replaced by the number “$624,000.”

    (b)        Section 8.2 of the Purchase Agreement is hereby deleted in its entirety.

    (c)        Schedule 1 of the Purchase Agreement is hereby replaced in its entirety by Schedule 1 attached to this Amendment.

    (d)        Exhibit 1 to Exhibit C of the Purchase Agreement (Registration Rights Agreement) is hereby replaced with Schedule 1 attached to this Amendment.

2.     Effect of Amendment. Except as expressly amended hereby, the Purchase Agreement shall remain in full force and effect.

3.     Further Assurances. The parties hereto agree that, from time to time, whether before, at or after the Closing (as defined in the Purchase Agreement), each of them will execute and deliver such further instruments or amendments to make any further changes necessary to the Purchase Agreement, and any documents contemplated thereby, and take such other action as may reasonably be required or desirable to carry out the purposes and intent of this Amendment.

4.     Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to principles of conflicts of law.

5.     Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto in separate counterparts, each of which so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[Remainder of page intentionally left blank.]

        IN WITNESS WHEREOF, the undersigned have executed and delivered this Amendment as of the date first set forth above.

ON TRACK INNOVATIONS LTD. BY: /S/ Oded Bashan —————————————— Oded Bashan CEO

PLATINUM PARTNERS VALUE ARBITRAGE FUND BY: /S/ Mark Nordlicht —————————————— Mark Nordlicht General Partner

PLATINUM GLOBAL MACRO FUND BY: /S/ Mark Nordlicht —————————————— Mark Nordlicht General Partner

WEST END CONVERTIBLE FUND L.P. BY: /S/ Ethan Benovitz —————————————— Ethan Benovitz Manager Member of General Partner

WEC PARTNERS LLC BY: /S/ Daniel Saks —————————————— Daniel Saks Manger Member

MICHAEL H. WEISS BY: /S/ Michael Weiss —————————————— Michael Weiss

Schedule 1

LENDERS AND ADDRESS

PLATINUM PARTNERS
VALUE ARBITRAGE FUND
c/o Platinum Partners LLC
152 West 57th Street
54th Floor
New York, New York 10019
Tel. 212-581-0500
Fax. 212-581-0002

PLATINUM GLOBAL MACRO FUND
c/o Platinum Partners LLC
152 West 57th Street
54th Floor
New York, New York 10019
Tel. 212-581-0500
Fax. 212-581-0002

WEST END CONVERTIBLE
FUND L.P.
c/o WEC Partners LLC
145 Huguenot Street
Suite 404
New Rochelle, NY 10801
Tel. 914-831-9950
Fax. 914-632-9797

WEC PARTNERS LLC
145 Huguenot Street
Suite 404
New Rochelle, NY 10801
Tel. 914-831-9950
Fax. 914-632-9797

MICHAEL H. WEISS
25 Briarwood Lane
Lawrence, NY 11559
Tel. 516-569-7492
Fax. 516-569-7492	LOAN $250,000 $125,000 $75,000 $75,000 $99,000	WARRANTS 45,000 22,545 13,500 13,500 17,820	PAYBACK WARRANTS 117,647 58,824 35,294 35,294 46,588